UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984
San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sales of Equity Securities.

See Item 8.01 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 8.01 below.

Item 8.01 Other Events.

(1) The Company’s Board of Directors wanted to address a question regarding the Company’s authorized share count. The Board and the majority shareholder’s approved the filing of a restated and amended Articles of Incorporation to change the authorized common share count from 500,000,000 to 125,000,000.

(2) On August 21, 2014, the Company issued 1,260,163 shares of Common stock at an applicable conversion price of $0.0123. Asher Enterprises converted $15,500 of its note convertible in the amount of $32,500. The agreement with Asher allows them to convert their debt after six (6) months at a conversion price equal to the average of the three (3) lowest closing bid prices ten (10) trading days prior to the conversion date. This draw is against the note dated December 30, 2013 in the amount of $37,500. There is $10,000 remaining on the note.

(3) The current number of common shares outstanding is 49,338,447.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embarr Downs, Inc.

Dated: August 22, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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